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                                                                       EXHIBIT 5
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                              OPINION RE LEGALITY



                                  April 9, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE: AASTROM BIOSCIENCES, INC. REGISTRATION STATEMENT ON FORM S-8 REGISTERING SHARES ISSUABLE UNDER THE 1996 EMPLOYEE STOCK PURCHASE PLAN, 1996 OUTSIDE DIRECTOR STOCK OPTION PLAN AND AMENDED AND RESTATED 1992 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

Ladies and Gentlemen:

         As legal counsel for Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 1,803,934 shares of the Common Stock, no par value, of the Company which may be issued pursuant to purchase rights and options granted under the Aastrom Biosciences, Inc., 1996 Employee Stock Purchase Plan, 1996 Outside Director Stock Option Plan and Amended and Restated 1992 Incentive and Non-Qualified Stock Option Plan (the "Plans").

         We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

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         Based on such examination, we are of the opinion that the 1,803,934 shares of Common Stock which may be issued under the Plans are duly authorized shares of the Company's Common Stock, and, when issued against payment of the purchase price therefor in accordance with the provisions of the Plans, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.


                                   Respectfully submitted,


                                   /s/ Pepper Hamilton & Scheetz